Exhibit 99.1

PRESS RELEASE

ARMADA HOFFLER PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Net Income of $0.09 per Diluted Share for the Fourth Quarter
and $0.50 per Diluted Share for the Full Year

Normalized FFO of $0.23 per Diluted Share for the Fourth Quarter
and $0.99 per Diluted Share for the Full Year

Company Introduces 2018 Full-Year Normalized FFO Guidance of $1.00 to $1.05 per Diluted Share

VIRGINIA BEACH, VA, February 6, 2018 – Armada Hoffler Properties, Inc. (NYSE: AHH) today announced its results for the quarter and year ended December 31, 2017 and provided an update on current events.

Highlights include:

•
Net income of $5.8 million, or $0.09 per diluted share, for the quarter ended December 31, 2017 compared to net income of $5.1 million, or $0.09 per diluted share, for the quarter ended December 31, 2016. Net income of $29.9 million, or $0.50 per diluted share, for the year ended December 31, 2017 compared to net income of $42.8 million, or $0.85 per diluted share, for the year ended December 31, 2016.

•
Normalized Funds From Operations (“FFO”) of $14.5 million, or $0.23 per diluted share, for the quarter ended December 31, 2017 compared to Normalized FFO of $13.7 million, or $0.25 per diluted share, for the quarter ended December 31, 2016. Normalized FFO of $59.3 million, or $0.99 per diluted share, for the year ended December 31, 2017 compared to Normalized FFO of $50.9 million, or $1.01 per diluted share, for the year ended December 31, 2016.

•
FFO of $15.1 million, or $0.24 per diluted share, for the quarter ended December 31, 2017 compared to FFO of $14.7 million, or $0.27 per diluted share, for the quarter ended December 31, 2016. FFO of $59.7 million, or $0.99 per diluted share, for the year ended December 31, 2017 compared to FFO of $48.0 million, or $0.96 per diluted share, for the year ended December 31, 2016.

•
Introduced 2018 full-year Normalized FFO guidance in the range of $1.00 to $1.05 per diluted share, as set forth in the presentation that can also be found on the Investors page of the Company's website at www.ArmadaHoffler.com. The Company's executive management will provide further details regarding its 2018 earnings guidance during today's webcast and conference call.

•	Core operating property portfolio occupancy at 94.2% as of December 31, 2017 compared to 93.8% as of December 31, 2016.

•
Completed a lease agreement with WeWork, a New York City based co-working space company that will occupy 62,000 square feet of space at One City Center in Durham, North Carolina, bringing total office pre-leasing to approximately 90% for this asset.

•	Announced that Williams Sonoma and Pottery Barn will be the anchor tenants of Phase VI of the Town Center of Virginia Beach, further solidifying Town Center as the region's prime shopping destination.

•
Entered into a joint venture agreement as a majority partner to develop, build and own an estimated $23 million Lowes Foods-anchored retail center in Mount Pleasant, South Carolina, increasing the Company's development pipeline to $484 million.

•
Added approximately 132,000 square feet of retail space through the acquisitions of a Harris Teeter-anchored center in Virginia Beach, Virginia and a Publix-anchored center in Moultrie, Georgia in January 2018. The Company has also agreed to terms regarding the acquisition of two Lowes Foods-anchored centers in the Greenville and Columbia areas of South Carolina. Both acquisitions are expected to close in the late first quarter or early second quarter, subject to customary closing conditions.

•	Invested in the development of a second Whole Foods-anchored center in Delray Beach, Florida.

•
Closed on a new, expanded and unsecured $300 million credit facility that includes a $150 million term loan with Bank of America, N.A. serving as the administrative agent and Regions Bank and PNC Bank, National Association serving as joint lead arrangers and syndication agents.

Commenting on the Company’s results, Louis Haddad, President and CEO, said, "Now that we have closed out another year of significant outperformance versus the REIT index, I am pleased to report that the mid-point of our 2018 guidance range represents a measurable increase over last year’s results. We expect another strong year for our company in all aspects of our business. Portfolio leasing and accretive acquisitions combined with another stellar year from our construction company will continue to deliver value to our shareholders. We also expect significant NAV and earnings growth occurring with the delivery and stabilization of several development projects beginning in the latter half of 2018."

Financial Results

The fourth quarter changes in net income, Normalized FFO and FFO as compared to the fourth quarter of 2016 were positively impacted by higher interest income from mezzanine lending activities and lower interest expense and were negatively impacted by lower construction segment gross profits.

Full year changes in net income, Normalized FFO and FFO were positively impacted by higher construction segment gross profits and higher interest income from mezzanine lending activities and were negatively impacted by increased general & administrative expenses and increased interest expense. Full year net income and FFO were positively impacted by mark-to-market gains on interest rate derivatives. The full year change in net income was negatively impacted by lower gains on real estate dispositions.

Operating Performance

At the end of the fourth quarter, the Company’s office, retail and multifamily core operating property portfolios were 89.9%, 96.5% and 92.9% occupied, respectively.

Total construction contract backlog was $49.2 million at the end of the year.

Balance Sheet and Financing Activity

As of December 31, 2017, the Company had $523 million of total debt outstanding, including $66 million outstanding under its revolving credit facility. Total debt outstanding excludes unamortized GAAP fair value adjustments and deferred financing costs. Approximately 44% of the Company’s debt had fixed interest rates or were subject to interest rate swaps as of December 31, 2017. After considering LIBOR interest rate caps with strike prices at or below 150 basis points, as of December 31, 2017, 100% of the Company’s debt was fixed or hedged.

Outlook

The Company is introducing its 2018 full-year Normalized FFO guidance in the range of $1.00 to $1.05 per diluted share, as set forth in the presentation that can also be found on the Investors page of the Company's website at www.ArmadaHoffler.com. The following table outlines the Company's assumptions along with Normalized FFO per diluted share estimates for 2018. The Company's executive management will provide further details regarding its 2018 earnings guidance during today's webcast and conference call.

Full-year 2018 Guidance [1]	Expected Ranges
Total NOI	$80.7M	$81.4M
Construction Segment Gross Profit	$4.4M	$7.5M
G&A expenses	$10.7M	$11.0M
Interest income	$9.0M	$9.5M
Interest expense	$19.7M	$20.3M
Normalized FFO per diluted share [2]	$1.00	$1.05

[1] Includes the following assumptions:

•	Raising $55 million through the ATM program for a full year weighted average share count of 64.5 million

•	Interest expense is calculated based on the Forward LIBOR Curve, which forecasts rates rising to 2.2% by year end

•	Acquisition of four retail centers

•	Disposition of a newly constructed distribution center in the fourth quarter of 2018
[2] Normalized FFO excludes certain items, including debt extinguishment losses, acquisition, development and other pursuit costs, mark-to-market adjustments for interest rate derivatives and other non-comparable items. See "Non-GAAP Financial Measures." The Company does not provide a reconciliation for its guidance range of Normalized FFO per diluted share to net income per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimate of reconciling items and the information is not available without unreasonable effort as a result of the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income per diluted share. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Normalized FFO per diluted share would imply a degree of precision for its forward-looking net income per diluted share that could be misleading to investors.

Supplemental Financial Information

Further details regarding operating results, properties and leasing statistics can be found in the Company’s supplemental financial package available on the Investors page at www.ArmadaHoffler.com.

Webcast and Conference Call

The Company will host a webcast and conference call on Tuesday, February 6, 2018 at 8:30 a.m. Eastern Time to review financial results and discuss recent events. The live webcast will be available through the Investors page of the Company’s website, www.ArmadaHoffler.com, or through www.viavid.com.  To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international).  A replay of the conference call will be available through Tuesday, March 6, 2018 by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13674867.

About Armada Hoffler Properties, Inc.

Armada Hoffler Properties, Inc. (NYSE: AHH) is a vertically-integrated, self-managed real estate investment trust ("REIT") with nearly four decades of experience developing, building, acquiring and managing high-quality, institutional-grade office, retail and multifamily properties located primarily in the Mid-Atlantic and Southeastern United States. The Company also provides general construction and development services to third-party clients, in addition to developing and building properties to be placed in its stabilized portfolio. The Company has elected to be taxed as a REIT for U.S. federal income tax purposes.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include comments relating to the current and future performance of the Company’s operating property portfolio, the Company’s development pipeline, the Company’s construction and development business, including backlog and timing of deliveries, financing activities, as well as acquisitions, dispositions and the Company’s financial outlook, guidance and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the other documents filed by the Company with the Securities and Exchange Commission.

Non-GAAP Financial Measures

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

FFO is a supplemental non-GAAP financial measure.  The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance.  Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared period-over-period, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.  In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Management also believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating property portfolio and affect the comparability of the Company’s period-over-period performance. Accordingly, management believes that Normalized FFO is a more useful performance measure that excludes certain items, including but not limited to, debt extinguishment losses and prepayment penalties, property acquisition, development and other pursuit costs, mark-to-market adjustments for interest rate derivatives and other non-comparable items.

For reference, as an aid in understanding the Company’s computation of FFO and Normalized FFO, a reconciliation of net income calculated in accordance with GAAP to FFO and Normalized FFO has been included in the final page of this release.

ARMADA HOFFLER PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	December 31,
	2017	2016
	(Unaudited)
ASSETS
Real estate investments:
Income producing property	$910,686	$894,078
Held for development	680	680
Construction in progress	83,071	13,529
Accumulated depreciation	(164,521)	(139,553)
Net real estate investments	829,916	768,734

Cash and cash equivalents	19,959	21,942
Restricted cash	2,957	3,251
Accounts receivable, net	15,691	15,052
Notes receivable	83,058	59,546
Construction receivables, including retentions	23,933	39,433
Construction contract costs and estimated earnings in excess of billings	245	110
Equity method investments	11,411	10,235
Other assets	55,953	64,165
Total Assets	$1,043,123	$982,468

LIABILITIES AND EQUITY
Indebtedness, net	$517,272	$522,180
Accounts payable and accrued liabilities	15,180	10,804
Construction payables, including retentions	47,445	51,130
Billings in excess of construction contract costs and estimated earnings	3,591	10,167
Other liabilities	39,352	39,209
Total Liabilities	622,840	633,490
Total Equity	420,283	348,978
Total Liabilities and Equity	$1,043,123	$982,468

ARMADA HOFFLER PROPERTIES, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)
Revenues
Rental revenues	$27,654	$26,516	$108,737	$99,355
General contracting and real estate services revenues	32,643	50,475	194,034	159,030
Total revenues	60,297	76,991	302,771	258,385

Expenses
Rental expenses	6,353	5,670	25,422	21,904
Real estate taxes	2,731	2,542	10,528	9,629
General contracting and real estate services expenses	32,002	49,039	186,590	153,375
Depreciation and amortization	9,303	9,692	37,321	35,328
General and administrative expenses	2,673	2,688	10,435	9,552
Acquisition, development and other pursuit costs	171	77	648	1,563
Impairment charges	60	171	110	355
Total expenses	53,293	69,879	271,054	231,706

Operating income	7,004	7,112	31,717	26,679

Interest income	2,111	1,300	7,077	3,228
Interest expense	(4,157)	(4,573)	(17,439)	(16,466)
Loss on extinguishment of debt	(50)	—	(50)	(82)
Gain on real estate dispositions	—	93	8,087	30,533
Change in fair value of interest rate derivatives	827	1,323	1,127	(941)
Other income (loss)	(23)	(7)	131	147
Income before taxes	5,712	5,248	30,650	43,098
Income tax benefit (provision)	56	(103)	(725)	(343)
Net income	5,768	5,145	29,925	42,755
Net income attributable to noncontrolling interests	(1,616)	(1,687)	(8,878)	(14,681)
Net income attributable to stockholders	$4,152	$3,458	$21,047	$28,074

Net Income per basic and diluted share and unit	$0.09	$0.09	$0.50	$0.85

Weighted average shares and units outstanding	62,427	54,258	60,181	50,224

ARMADA HOFFLER PROPERTIES, INC.
RECONCILIATION OF NET INCOME TO FFO & NORMALIZED FFO
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net income	$5,768	$5,145	$29,925	$42,755
Depreciation and amortization	9,303	9,692	37,321	35,328
Gain on operating real estate dispositions (1)	—	(93)	(7,595)	(30,103)
Funds From Operations (FFO)	$15,071	$14,744	$59,651	$47,980
Acquisition, development and other pursuit costs	171	77	648	1,563
Impairment charges	60	171	110	355
Loss on extinguishment of debt	50	—	50	82
Change in fair value of interest rate derivatives	(827)	(1,323)	(1,127)	941
Normalized FFO	$14,525	$13,669	$59,332	$50,921
Net income per diluted share and unit	$0.09	$0.09	$0.50	$0.85
FFO per diluted share and unit	$0.24	$0.27	$0.99	$0.96
Normalized FFO per diluted share and unit	$0.23	$0.25	$0.99	$1.01
Weighted average shares and units outstanding-Diluted	62,427	54,258	60,181	50,224

(1) The adjustment for gain on operating real estate dispositions for the year ended December 31, 2017 excludes the gain on the land outparcel at Sandbridge Commons because this was a non-operating parcel. Additionally, the adjustment for gain on real estate dispositions for the year ended December 31, 2016 excludes the gain on the Newport News Economic Authority building because this building was sold before being placed in service.

Contact:

Michael P. O’Hara
Armada Hoffler Properties, Inc.
Chief Financial Officer and Treasurer
Email: MOHara@ArmadaHoffler.com
Phone: (757) 366-6684